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                                                                   Exhibit 10.18

                              EMPLOYMENT AGREEMENT

     Employment Agreement, dated this 22nd day of November, 1999, between American Prepaid Professional Services, Inc. ("American Prepaid") and Alan Stewart (the "Executive").

                                   WITNESSETH

     WHEREAS, American Prepaid desires to employ Executive in the capacity and on the terms and conditions hereinafter set forth and Executive is willing to serve in such capacity and on such terms and conditions.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. Employment. Subject to the provisions of Section 6, American Prepaid hereby employs the Executive and the Executive accepts such employment upon the terms and conditions hereinafter set forth.

     2. Term of Employment. The term of the Executive's employment pursuant to this Agreement shall be effective as of the date of this Agreement, and shall remain in effect for a period of five (5) years from said date or until terminated in accordance with Section 6. The period during which the Executive serves as an employee of American Prepaid or any of its subsidiary operations in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment."

     3. Duties. During the Term of Employment, the Executive (a) shall serve as an officer of American Prepaid, (b) shall perform such duties and responsibilities as may be reasonably determined by the President of American Prepaid consistent with the Executive's position as an officer of American Prepaid, provided that such duties and responsibilities shall be within the general area of the Executive's experience and skills, (c) upon the request of the Board of Directors of American Prepaid, shall serve as an officer of any of its subsidiaries; and (d) shall render all services incident to the foregoing. The Executive agrees to use his best efforts in, and shall devote his full working time, attention, skill and energies to, the advancement of the interests of American Prepaid, CompDent Corporation (parent company of American Prepaid), and their subsidiaries and Affiliates and the performance of his duties and responsibilities hereunder.

     4. Compensation.

          (a) During the Term of Employment, American Prepaid shall pay the Executive a salary (the "Base Salary") at an annual rate as shall be determined from time to time by the President of American Prepaid, provided, however, that such rate per annum shall not be less than $145,000. Such salary shall be subject to withholding under applicable law and shall be

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payable in periodic installments in accordance with American Prepaid's usual practice for its executives, as in effect from time to time.

          (b) Upon the completion of each calendar year, the Executive shall be eligible to receive a bonus ("Bonus") provided he is employed by American Prepaid at the end of such calendar year to the extent payable pursuant to a bonus plan then in effect from time to time for executives of American Prepaid of equivalent position and title, provided, however, during the first twelve
(12) months of this Agreement ("Initial Term"), Executive is guaranteed a Bonus equal to fifteen (15%) percent of Executive's Base Salary paid during the Initial Term ("Guaranteed Bonus"). Said Guaranteed Bonus shall be due and payable first quarter, 2001.

     5. Benefits.

          (a) During the Term of Employment, the Executive shall be entitled to participate in any and all bonus plans, medical, pension and dental insurance plans and disability income plans as in effect from time to time for executives of American Prepaid. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of American Prepaid, and (iii) the discretion of the Board of Directors of American Prepaid or administrative or other committee provided for in or contemplated by such plan.

          (b) American Prepaid shall promptly reimburse the Executive for all reasonable business expenses incurred by the Executive during the Term of Employment in accordance with American Prepaid's practices for executives of American Prepaid, as in effect from time to time.

          (c) During the Term of Employment, the Executive shall receive paid vacation annually in accordance with American Prepaid's practices for executives of American Prepaid, as in effect from time to time.

          (d) Except as contemplated by Sections 5 (b) and 5 (c), compliance with provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of American Prepaid or any of its subsidiaries or Affiliates with respect to the continuation of any benefit or other plan or arrangement maintained as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof. Notwithstanding the foregoing, the benefits provided to the Executive during the Term of Employment will not be materially less favorable in the aggregate than the benefits in effect for the executives of American Prepaid as of the date of this Agreement.

     6. Termination of Employment of the Executive. This Agreement and the Executive's employment with American Prepaid and/or its subsidiaries may be terminated as follows:


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          (a) At any time by the mutual consent of the Executive and American
Prepaid.

          (b) At any time for "cause" by American Prepaid upon written notice to the Executive. For purposes of this agreement, a termination shall be for "cause" if:

               (i) the Executive shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against American Prepaid or any of its subsidiaries or affiliates or shall be convicted by a court of competent jurisdiction or shall plead guilty or nolo contendere to any felony or crime involving moral turpitude;

               (ii) the Executive shall commit a material breach of any of the covenants, terms or provisions of Section 8 hereof;

               (iii) the Executive shall commit a material breach of any of the covenants, terms or provisions hereof (other than pursuant to Section 8 hereof) which breach has not been remedied within thirty (30) days after delivery to the Executive by American Prepaid of written notice thereof; or

               (iv) the Executive shall consistently disobey reasonable written instructions from American Prepaid's President consistent with the terms of this Agreement and Executive's duties, title, and general area of expertise;

               (v) the Executive shall fail or be unable to carry out effectively Executive's duties and obligations to American Prepaid and/or its subsidiaries, or to participate effectively and actively in the management of American Prepaid as determined in the reasonable judgment of American Prepaid's President, after written notice and an opportunity to cure.

     Upon termination for cause as provided in this Section 6 (b), (A) all obligations of American Prepaid under this Agreement shall thereupon immediately terminate other than any obligations with respect to earned but unpaid Base Salary; provided, however, that the Executive shall not be entitled to receive any bonus from American Prepaid with respect to the year during which such termination occurred, and (B) American Prepaid shall have any and all rights and remedies under this Agreement and applicable law.

          (c) Upon the earlier death or permanent disability (as defined below) of Executive continuing for a period of ninety (90) days. Upon any such termination of the Executive's employment, all obligations of American Prepaid under this Agreement shall thereupon immediately terminate other than any obligations with respect to (i) earned but unpaid salary including any earned but unpaid bonus from the previous fiscal year, if applicable, through the date of termination, (ii) bonus payments with respect to the calendar year which such termination occurred on the basis of and to the extent contemplated in any bonus plan then in effect with respect to executive officers of American Prepaid, pro-rated on the basis of number


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of days of the Executive's actual employment hereunder during such calendar year through such termination, and (iii) in the case of permanent disability continuation of health insurance benefits until the first anniversary of the date of termination to the extent permitted under Executive's group health insurance policy. As used herein, the definition of the term "permanent disability" or "permanently disabled shall parallel the definition of same as provided under the long-term disability insurance policy then in effect on executives of the Company. In the event that no such policy is in existence at the time of the contended disability, "permanent disability" shall be defined as the inability of the Executive, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of American Prepaid.

          (d) At any time by the Executive upon sixty (60) days' prior written notice to American Prepaid. Upon termination by the Executive as provided in this Section 6 (d), all obligations of American Prepaid under this Agreement shall thereupon immediately terminate other than any obligations with respect to earned but unpaid Base Salary including any earned but unpaid bonus from the previous fiscal year, if applicable, it being understood that the Executive shall not be entitled to receive any bonus from American Prepaid with respect to the year during which such termination occurred.

          (e) At any time during the Term of Employment without "cause" (as defined in Section 6 (b)) by American Prepaid upon thirty (30) days' prior written notice to the Executive.

          (f) At any time for "good reason" by Executive by written notice to American Prepaid. For purposes of this Agreement, a termination shall be for "good reason" if:

               (i) American Prepaid materially breaches any of the terms or conditions set forth in this Agreement and fails to cure its breach within thirty (30) days after its receipt from the Executive of written notice of such breach, which notice describes in reasonable detail the Executive's belief that American Prepaid is in breach hereof;

               (ii) American Prepaid materially diminishes the Executive's duties or reassigns Executive to a position not consistent with Executive's general area of knowledge, experience, and skills;

               (iii) Any material diminution of the Executive's Base Salary;

               (iv) Any relocation of Executive's principal place of employment to more than thirty-five (35) miles from the principal place of employment immediately preceding a Change in Control;

               (v) American Prepaid transfers substantially all of its assets to a successor entity and such entity fails to assume American Prepaid's obligations under this Agreement.


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          (g) Upon termination of the Executive's employment with American
Prepaid at any time, under this Agreement or otherwise, regardless of the circumstances thereof, the Executive's obligations under Section 8 hereof shall survive such termination.

     7. Severance Payments.

          In the event of termination of the Executive by American Prepaid pursuant to Section 6(e), or by Executive pursuant to 6(f), then American Prepaid shall, in lieu of the payments and arrangements specified above, pay the Executive severance pay in an amount equal to one-half (1/2) times the Executive's Base Salary on the termination date ("Severance Pay"). Such Severance Pay shall be payable over six (6) months in equal monthly installments and shall be subject to withholding to the extent required under applicable law. The Severance Pay contemplated by this Section 7 is agreed by the parties hereto to be in full satisfaction and compromise of any claim arising out of any termination of the Executive's employment pursuant to Section 6(e) or 6(f). Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

     8. Non-Competition.

          (a) During any period in which the Executive serves as an employee of American Prepaid and for the greater of (i) the period Executive continues to receive Separation Pay, or (ii) a period of one (1) year after the date of termination of the Executive's employment at any time, regardless of the circumstances thereof, the Executive shall not, without the express written consent of American Prepaid, directly or indirectly, engage, participate, invest in, be employed by or assist, whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any Person other than American Prepaid and its Affiliates whose activities, products, and/or services are in the Designated Industry. Without limiting the foregoing, the foregoing covenant shall prohibit the Executive during the period set forth above from (i) hiring or attempting to hire for or on behalf of any Person in the Designated Industry any officer, Employee, or Affiliated Person of American Prepaid or any of its Affiliates, (ii) encouraging for or on behalf of any such Person in the Designated Industry any officer, Employee, or Affiliated Person to terminate his or her relationship or employment with American Prepaid or any of its Affiliates, (iii) soliciting for or on behalf of any such Person in the Designated Industry any customer of American Prepaid or any of its Affiliates and (iv) diverting to any such Person in the Designated Industry any customer of American Prepaid or any of its Affiliates; provided, however, that nothing herein shall be construed as preventing the Executive from making passive investments in a Person in the Designated Industry if the securities of such Person are publicly traded and such investment constitutes less than five percent of the outstanding shares of capital stock or comparable equity interests of such Person. As of the date of this Agreement, the Executive is not performing any other duties for, and is not


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a party to any similar agreement with, any Person competing with American
Prepaid or any of its affiliates.

          (b) In the course of performing services hereunder and otherwise, the Executive has had, and it is anticipated that the Executive will from time to time have, access to confidential records, data, customer lists, trade secrets and similar confidential information owned or used in the course of business by American Prepaid and its subsidiaries and affiliates (the "Confidential Information"). The Executive agrees (i) to hold the Confidential Information in strict confidence, (ii) not to disclose the Confidential Information to any Person (other than in the regular business of American Prepaid), and (iii) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose; provided, however, that the limitations set forth above shall not apply to any Confidential Information which (A) is then generally known to the public; (B) became or becomes generally known to the public through no fault of the Executive; or (C) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon the termination of the Executive's employment with American Prepaid, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters in the Executive's possession or control, shall be returned to American Prepaid and remain in its possession.

          (c) For purposes of this Section 8, the following terms shall have the meanings specified unless defined otherwise herein:

               (i) "Affiliates" shall mean any subsidiary company of American Prepaid, whether wholly or partially owned.

               (ii) "Affiliated Person" shall mean any individual, professional, or otherwise, who is providing, or has provided, during a one-year period immediately prior to the date of any hiring or solicitation for hire of such individual, services to any dental office or facility under management by American Prepaid Professional Services, Inc.;

               (iii) "Employee" shall mean any individual employed currently or during a one-year period immediately prior to the date of any hiring or solicitation for hire of such individual by American Prepaid or its Affiliates;

               (iv) "Designated Industry" shall mean (A) the business of providing dental health care services and any and all activities relating thereto, including, without limitation, the provision and administration of discount fee-for-service dental plans, prepaid dental plans, PPO dental plans and indemnity dental plans and operation and/or ownership of dental health care practices, (B) the business of providing dental practice management, and (C) any other revenue generating business conducted by American Prepaid or its Affiliates;


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               (v) "Person" shall mean an individual, a corporation, an
association, a partnership, an estate, a trust, and any other entity or organization.

     9. Specific Performance: Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement including, without limitation, Section 8 hereof by the Executive is likely to result in irreparable injury to American Prepaid and its subsidiaries and affiliates, that the remedy at law alone will be inadequate remedy for such breach and that, in addition to any other remedy it may have, American Prepaid shall be entitled to enforce the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

     10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail (return receipt requested) as follows:


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               To American Prepaid:

                    100 Mansell Court East
                    Suite 400
                    Roswell, Georgia 30076
                    Attention: President

               To the Executive:

                    Alan Stewart
                    2751 West Fontainebleau Drive
                    Atlanta, GA 30360

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

     11. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, by and between the parties hereto with respect to the employment of Executive by American Prepaid and/or its subsidiaries. Each party to this Agreement acknowledges that no representations, inducements, or other agreements, oral or otherwise, have been embodied herein, and no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

     12. Arbitration. Disputes arising out of or relating to this Agreement shall be determined by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, provided, however, that any dispute arising out of the non-competition provision of this Agreement (paragraph 8) shall not be subject to arbitration.

     13. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Georgia, and shall not be amended, modified or discharged in whole or in part except by an Agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of successors of American Prepaid by way of merger, consolidation or transfer of all or substantially all of the assets of American Prepaid, and may not be assigned by the Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.


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                                        AMERICAN PREPAID PROFESSIONAL SERVICES,
                                        INC.


                                        By: /s/ Phyllis A. Klock
                                            ------------------------------------
                                        Name: Phyllis A. Klock
                                        Title: President


                                        EXECUTIVE:


                                        /s/ Alan Stewart
                                        ----------------------------------------
                                        Alan Stewart


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